UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 5, 2017

Petrolia Energy Corporation
(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of BOW Energy Ltd

On November 30, 2017, Petrolia Energy Corporation (the “Company”) signed an Arrangement Agreement (the “Agreement”) to acquire Bow Energy Ltd (“BOW”).  BOW is a Canadian company with corporate offices in Alberta, Calgary.

BOW is an Oil & Gas Exploration and Development company operating in the prolific Indonesian Sumatra basin. BOW’s key assets include South Block A PSC - 44.48% working interest, Bohorok PSC – 50% working interest, Bohorok Deep JSA – 20.25% working interest, Palmerah Baru – 54% working interest, MNK Palmerah – 69.36% working interest, Mahato PSC – 20% working interest.  BOW will continue as a subsidiary of Petrolia to operate all properties previously operated by BOW.

The common shares of the Company are listed on the OTC Bulletin Board exchange under the symbol BBLS.  The common shares of BOW are listed on the TSX Venture Exchange under the symbol ONG.V.

The foregoing descriptions of the Agreement and Notes do not purport to be complete and are qualified in their entirety by reference to the Agreement and Notes, copies of which are attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

Arrangement Agreement

As described above in Item 2.01, BOW shareholders will receive Petrolia restricted common stock (fully voting) in exchange for 100% of their outstanding BOW shares.  BOW shareholders will receive 106,156,712 shares of Petrolia restricted common stock.  This represents a Petrolia conversion ratio of 1.15 for each surrendered share of BOW common stock.  BOW warrant holders will either execute their warrants through BOW or receive warrants to purchase shares of Petrolia common stock.  For each previously issued, unexercised BOW stock option that is surrendered, Petrolia will issue one (1) new Petrolia warrant, based on similar terms.

The current capital structure of BOW is as follows: 92,310,184 common shares issued and outstanding, 9,046,478 vested stock options, no warrants, no convertible preferred shares, with a fully diluted total of 101,356,662 shares.  BOW’s market value at the date of the Agreement is $4,615,509, based on a market price of $0.05 per share.

The current capital structure of Petrolia as follows: 107,889,886 common shares issued and outstanding, no stock options, 31,849,695 warrants issued, 14,078,571 convertible preferred shares - common share equivalent, resulting in a fully diluted (including common share equivalents) total of 153,818,152 shares.  Petrolia’s market value at the date of the Agreement is $10,788,989, based on a market price of $0.10 per share.

We claim an exemption from registration for the above issuances and grants pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances and grants did not involve a public offering, the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities; and/or (c) were officers and/or directors of the Company, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing sales or issuances and we paid no underwriting discounts or commissions. The securities were subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

10.1*	Arrangement Agreement, dated November 30, 2017 by and between the Company and BOW
99.1*	Company Press Release, dated December 5, 2017

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Paul Deputy
Paul Deputy CFO

Date: December 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Arrangement Agreement, dated November 30, 2017 by and between the Company and BOW
99.1*	Company Press Release, dated December 5, 2017

* Filed herewith.